                                                                     EXHIBIT 4.3


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

                             WARRANT ENTITLING THE
                    HOLDER TO PURCHASE [ ] SHARES OF COMMON
                     STOCK OF MUTUAL RISK MANAGEMENT LTD.


No. [001]                                                           May 17, 2001

                          MUTUAL RISK MANAGEMENT LTD.

          MUTUAL RISK MANAGEMENT LTD., a company organized under the laws of
Bermuda (the "Company"), hereby certifies that, for value received, [        ],
              -------
or its assigns, (the "Holder") is entitled, subject to the terms set forth
                      ------
below, to purchase from the Company, at any time and from time to time (subject
only to Section 5(b)), in whole or in part, an aggregate of [     ] fully paid
and nonassessable shares of Common Stock, par value $0.01 per share ("Common
                                                                      ------
Stock"), of the Company from and after the date hereof (the "Closing Date")
-----                                                        ------------
until the date which is the fifth anniversary of the Closing Date (the "Exercise
                                                                        --------
Period").
------

          SECTION 1. PURCHASE PRICE. Such shares of Common Stock shall be purchased at a purchase price per share, subject to the provisions of Section 3 hereof, equal to U.S. $7.00 (as adjusted in accordance with the terms hereof, the "Purchase Price"). The number of shares and the character of such Common
     --------------
Stock are subject to adjustment as provided below, and the term "Common Stock"
                                                                 ------------
shall mean, unless the context otherwise requires, the Common Stock and/or other securities or property at the time deliverable upon the exercise of this Warrant.

          SECTION 2. EXERCISE OF WARRANT. The purchase rights evidenced by this Warrant shall be exercised by the Holder surrendering this Warrant, with the form of subscription attached hereto as Annex I at the end hereof duly executed by such Holder (the "Exercise Notice"), to the Company at its offices,
                              ---------------
44 Church Street, Hamilton HM12, Bermuda, accompanied by payment (as specified below) of the aggregate Purchase Price determined as of the Determination Date (as defined below) of the shares of Common Stock being purchased pursuant to such exercise. Payment of the aggregate Purchase Price may be made, at the option of the Holder, (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such Purchase Price, (iii) by delivering shares of Common Stock with an aggregate market price (determined in accordance with Section 3.1(f)) as of the day prior to the Company's receipt of the Exercise Notice (the "Determination Date") equal
                                                      ------------------
to the product of the Purchase Price and the number of shares of Common Stock being purchased, (iv) by the Company reducing, at the request of the Holder, the number of shares of Common Stock for which this Warrant is exercisable by a number of shares of Common Stock (the "Surrendered Stock") equal to (a) the
                                       -----------------
product of (x) the Purchase Price in effect on the Determination Date and (y) the number of shares of Common Stock being purchased, divided by (b) the difference (if positive) between the market price per share of Common Stock (determined in accordance with Section 3.1(f)) as of the Determination Date and the Purchase Price in effect on the Determination Date or (v) any combination of the methods of payment described in clauses (i) through (iv) above.

          2.1.  Partial Exercise.  This Warrant may be exercised for less than
                ----------------
the full number of shares of Common Stock, in which case the number of shares of Common Stock receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company, at its expense, will forthwith issue to the Holder hereof a new Warrant or Warrants of like tenor for the number of shares of Common Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the Holder hereof or his nominee.

          2.2.  Delivery of Certificates for Common Stock on Conversion.  As
                -------------------------------------------------------
soon as practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder hereof a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock or other securities or property to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined in accordance Section 4 hereof. The Company agrees that the shares of Common Stock so received shall be deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which this Warrant shall have been surrendered and payment for such shares of Common Stock made as aforesaid.

          SECTION 3. ANTI-DILUTION PROVISIONS AND OTHER ADJUSTMENTS. In order to prevent dilution of the right granted hereunder, the Purchase Price shall be subject to adjustment from time to time in accordance with this Section 3. Upon each adjustment of the Purchase Price pursuant to this Section 3, the registered holder hereof shall thereafter be entitled to acquire upon exercise of this Warrant, at the Purchase Price resulting from such adjustment, the number of shares of the Company's Common Stock obtainable by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of the Company's Common Stock acquirable upon exercise thereof immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

          3.1.  Adjustment of Purchase Price.  (a) In the event that the Company
                ----------------------------
shall pay or make a dividend or other distribution on any class of its capital stock in Common Stock or securities convertible into, or exercisable or exchangeable for, Common Stock ("Common Stock Equivalents"), the Purchase Price
                                 ------------------------
applicable to exercises of this Warrant in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Purchase Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock of the Company outstanding at the close of business on the date fixed for such determination and (ii) the denominator shall be the sum of (x) such number of shares and (y) the total number of shares of Common Stock constituting such dividend or other distribution and shares of Common Stock of the Company issuable upon conversion, exercise or exchange of the Common Stock Equivalents constituting such dividend or other distribution, in each case, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph, the number of shares of Common Stock of the Company at any time outstanding shall not include shares held in the treasury of the Company or held by subsidiaries of the Company but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock of the Company. During the Exercise Period, the Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company or held by subsidiaries of the Company.

          (b) In case the Company shall issue Common Stock of the Company at a price per share less than the higher of the Purchase Price then in effect or the current market price per share (determined as provided in Section 3.1(f)) of the Common Stock of the Company on the date such Common Stock is issued, the Purchase Price applicable to exercise of this Warrant in effect at the opening of business on the day following such date shall be reduced by multiplying such Purchase Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock of the Company outstanding at the close of business on such date plus the number of shares of Common Stock of the Company which the aggregate of the offering price of the total number of shares of Common Stock of the Company so issued or offered for subscription or purchase would purchase at the higher of such current market price or the Purchase Price and (ii) the denominator shall be the number of shares of Common Stock of the Company outstanding at the close of business on such date plus the aggregate number of shares of Common Stock of the Company so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following such date fixed for such determination.

          In case the Company shall issue Common Stock Equivalents of the Company with a conversion, exercise or exchange price per share that, together with the issuance price per share of such Common Stock Equivalents, is less than the higher of the Purchase Price then in effect or the current market price per share (determined as provided in Section 3.1(f)) of the Common Stock of the Company on the date on which such Common Stock Equivalents are issued, the Purchase Price applicable to exercise of this Warrant in effect at the opening of business on the day following such date shall be reduced by multiplying such Purchase Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock of the Company outstanding at the close of business on such date plus the aggregate number of shares of Common Stock of the Company that the sum of (A) the aggregate conversion, exercise or exchange price of all such Common Stock Equivalents and (B) the aggregate issuance price of all such Common Stock Equivalents would purchase if the conversion, exercise or exchange price, as applicable, per share of Common Stock of the Company and the issuance price of Common Stock Equivalent were equal to the higher of such current market price or the Purchase Price and (ii) the denominator shall be the number of shares of Common Stock of the Company outstanding at the close of business on such date plus the aggregate number of shares of Common Stock of the Company that are issuable upon conversion, exercise or exchange of all such Common Stock Equivalents at the actual conversion, exercise or exchange prices applicable to such Common Stock Equivalents, such reduction to become effective immediately after the opening of business on the day following such date.

     For the purposes of this clause (b), the number of shares of Common Stock of the Company at any time outstanding shall not include shares held in the treasury of the Company or held by subsidiaries of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. During the Exercise Period, the Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company or held by subsidiaries of the Company. If any rights or warrants shall expire without having been exercised, the Purchase Price shall thereupon be readjusted to eliminate the amount of its adjustment due to their issuance.

          (c) In case outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares of Common Stock, the Purchase Price applicable to exercises of this Warrant in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock of the Company shall each be combined into a smaller number of shares of Common Stock, the Purchase Price applicable to exercises of this Warrant in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or in-crease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Company shall, by dividend or otherwise, distribute to holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any Common Stock Equivalents referred to in clause (b) of this Section 3.1, any dividend or distribution paid in cash out of the retained earnings of the Company at a rate not exceeding $0.07 per share per quarter and any dividend or distribution referred to in clause (a) of this
Section 3.1), the Purchase Price applicable to exercises of this Warrant shall be adjusted so that the same shall equal the price determined by multiplying the applicable Purchase Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which (i) the numerator shall be the higher of the Purchase Price then in effect or the current market price per share (determined as provided in Section 3.1(f)) of the Common Stock of the Company on the date fixed for such determination less the then fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be described in a board resolution delivered to the Holder) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock of the Company and (ii) the denominator shall be such current market price per share of the Common Stock of the Company, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

          (e) The reclassification of Common Stock of the Company into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 3.7 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock of the Company (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of clause (d) of this Section 3.1), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock of the Company outstanding immediately prior to such reclassification into the number of shares of Common Stock of the Company outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of clause (c) of this Section 3.1).

          (f) For the purpose of any computation under Sections 2 or 4 or clauses (b) and (d) of this Section 3.1, the current market price per share of Common Stock of the Company on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive Business Days selected by the Company commencing not less than 10 nor more than

20 Business Days before the day in question; provided, however, that the 10
                                             --------  -------
consecutive Business Days selected for determination shall commence no earlier than three Business Days following the expiration of the Put Period (as defined in the Securities Purchase Agreement). The closing price for each day shall be the closing price for such day reported in The Wall Street Journal or, if not so reported, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock of the Company is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by such Company for that purpose. In the absence of one or more such sale prices, quotes or bid and asked prices, the board of directors of the Company shall determine the current market price based on (i) the most recently completed arm's-length transaction between the Company and a Person other than an Affiliate (as defined in Section 11) of the Company and the closing of which occurs on such date or shall have occurred within the six months preceding such date, (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the security most recently determined as of a date within the six months preceding such date by a nationally recognized investment banking firm or appraisal firm which is not an Affiliate of the Company (an "Independent Financial Advisor") or (iii) if
                              -----------------------------
neither clause (i) nor (ii) is applicable, the value of the security determined as of such date by an Independent Financial Advisor.

             (g) In addition to the reductions in the Purchase Price that are required by clauses (a), (b), (c) and (d) of this Section 3.1, the Company will make such reductions in the Purchase Price (i) as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients and (ii) as may be necessary to account for any adjustments to conversion, exercise or exchange prices or rates made to any Common Stock Equivalents of the Company after the Closing Date, the result of which is that the conversion, exercise or exchange price or rate applicable to such Common Stock Equivalents is below the higher of the Purchase Price or the current market price per share (determined as provided in Section 3.1(f)) of the Common Stock of the Company, in each case in effect on the date of such adjustment.

          3.2.  Notice of Adjustments of Purchase Price.  Whenever the Purchase
                ---------------------------------------
Price is adjusted as herein provided:

             (a) the Company shall compute the adjusted Purchase Price in accordance with Section 3.1 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Purchase Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be delivered to the Holder; and

             (b) a notice stating that the Purchase Price has been adjusted and setting forth the adjusted Purchase Price shall be mailed by the Company together with a copy of the certificate prepared in accordance with subsection (a) above to the Holder as soon as practicable after the adjustment.

          3.3.  Notice of Certain Corporate Action.  In case:
                ----------------------------------

             (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable other than a dividend payable in cash out of its retained earnings at a rate not in excess of $0.07 per share per quarter; or

             (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

             (c) of any reclassification of the Common Stock of the Company, or of any consolidation or merger to which the Company is a party and for which approval of any of its stockholders is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

             (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be delivered to the Holder at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice describing such event in reasonable detail and stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of record of such Company's Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of the Company's Common Stock of record shall be entitled to exchange their shares of Common Stock of the Company for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

          3.4.  Taxes on Exercise.  The Company will pay any and all transfer or
                -----------------
stamp taxes that may be payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant pursuant hereto. The Company shall not, however, be required to pay any income tax payable with respect to exercise of this Warrant or any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

          3.5.  Covenant as to Common Stock.  The Company covenants that all
                ---------------------------
shares of Common Stock which may be issued upon exercise of this Warrant will, upon issue, be validly issued, fully paid and nonassessable and, except as provided in Section 3.4, the Company will pay all taxes, liens and charges with respect to the issue thereof.

          3.6.  Cancellation of Exercised Warrant.  In the event this Warrant is
                ---------------------------------
surrendered for exercise, in whole or in part, it shall be delivered to and canceled by the Company.

          3.7.  Provisions in Case of Consolidation, Merger or Sale of Assets.
                -------------------------------------------------------------
In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, exercise, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver a supplement to this Warrant providing that the Holder of this Warrant shall have the right thereafter to convert this Warrant only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares (including fractional shares) of Common Stock of the Company into which this Warrant might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company (a) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent
                                                                 -----------
Person"), or an Affiliate of a constituent Person and (b) failed to exercise its
------
rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer;

provided, however, that if the kind or amount of securities, cash and other
--------  -------
property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by others than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this
                          ------------------
Section 3.7 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplement to this Warrant shall provide for adjustments which, for events subsequent to the effective date of the event which triggers the requirement of such supplement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.7. The above provisions of this
Section 3.7 shall similarly apply to successive consolidations, mergers, sales or transfers.

          3.8.  No Impairment.  The Company will not, by amendment of its
                -------------
memorandum of association or bye-laws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

          3.9.  When De Minimis Adjustment May Be Deferred.  No adjustment in
                ------------------------------------------
the number of shares of Common Stock of the Company issuable upon exercise of this Warrant need be made unless the adjustment would require an increase or decrease of at least 1% in the number of shares of Common Stock of the Company issuable upon exercise of this Warrant. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Section 3 shall be made to the nearest 1/100th of a share.

          SECTION 4. FRACTIONS OF SHARES. No fractional shares of Common Stock of the Company shall be issued upon exercise of this Warrant. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of the Warrant (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined as provided in Section 3.1(f)) at the close of business on the day of any such conversion.

          SECTION 5. CERTAIN LIMITATIONS ON VOTING AND EXERCISE RIGHTS. (a) In the event that the date of payment of the Purchase Price in respect of any exercise by the Holder of this Warrant (any such date, the "Exercise Date")
                                                            -------------
occurs prior to the time that the Form A approvals relating to the Transactions shall have been received by the Company, then, until such time as such Form A approvals are received by the Company, the Common Stock issuable upon each exercise of this Warrant shall be limited in its voting rights to the Maximum Voting Right Percentage (as defined in Section 11). The limitations on voting rights contained in this Section 5(a) shall not in any way restrict the ability of the Holder to exercise all or any portion of this Warrant or to receive Common Stock of the Company therefor. In addition, the provisions of this
Section 5(a) shall not in any manner restrict or other-wise affect the economic ownership percentage represented by the Common Stock of the Company issued in connection with any exercise of this Warrant.

          (b) In the event that any Exercise Date occurs prior to the time that the shareholder approvals relating to the Transactions shall have been received by the Company, then, until such time as such shareholder approvals are received by the Company, the number of shares of Common Stock issuable upon each exercise of this Warrant shall be limited to the Maximum Exercise Right Percentage (as defined in Section 11).

          SECTION 6. RESERVATION OF COMMON STOCK, ETC., ISSUABLE UPON EXERCISE OF WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or out of Common Stock of the Company held in the treasury of the Company or held by a subsidiary of the Company, solely for issuance and delivery upon the exercise of this Warrant and other similar warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and all other similar warrants at the time outstanding.

          SECTION 7. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

          SECTION 8. REMEDIES. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

          SECTION 9. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

             (a) Neither this Warrant, the shares of Common Stock of the Company issuable upon exercise of this Warrant (the "Underlying Stock") nor
                                                          ----------------
     the rights of the Holder hereunder may be transferred except in compliance with all applicable Federal and State securities laws.

          The provisions of this Section 9 shall be binding upon any transferee of this Warrant and upon each holder of Underlying Stock.

             (b) Subject to the limitations described in this Section 9, title to this Warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

             (c) Any person in possession of this Warrant properly endorsed and, if not the original holder hereof, to whom possession was transferred in accordance with the provisions of clauses (a) and (b) of this Section 9 is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

             (d) Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

          SECTION 10. NO RIGHTS TO VOTE OR RECEIVE DIVIDENDS OR OTHER DISTRIBUTIONS. Prior to the exercise of this Warrant, the Holder hereof shall not be entitled to any rights of a stockholder of the Company with respect to shares of Common Stock for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          SECTION 11.  CERTAIN DEFINITIONS.

          "Affiliate" means, with respect to any Person (the "Subject Person"),
           ---------                                          --------------
(i) any other Person (a "Controlling Person") that directly, or indirectly
                         ------------------
through one or more intermediaries, Controls the Subject Person or (ii) any other Person which is Controlled by or is under common Control with a Controlling Person; provided, however, that the Holder and its Affiliates shall
                    --------  -------
not be deemed Affiliates of the Company or any of its subsidiaries.

          "Business Day" means any day except a Saturday, Sunday or other day on
           ------------
which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading.

          "Maximum Exercise Right Percentage" means a percentage of the total
           ---------------------------------
equity ownership of the Company (calculated in accordance with the rules and regulations of the New York Stock Exchange) equal to the product of (i) 19.9% and (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company issuable upon exercise of this Warrant giving rise to the need to calculate such Maximum Exercise Right Percentage and the denominator of which is the sum of (x) the aggregate number of shares of Common Stock of the Company issued or issuable upon exercise of this Warrant and all other similar warrants issued to purchasers of the Company's 9 3/8% Convertible Exchangeable Debentures due 2006 in connection with the purchase thereof and (y) the aggregate number of shares of Common Stock of the Company issued or issuable upon conversion of the 9 3/8%Convertible Exchangeable Debentures due 2006 of the Company.

          "Maximum Voting Right Percentage" means a percentage of the total
           -------------------------------
voting power of the Company equal to (A) product of (i) 9.9% and (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company issuable upon exercise of this Warrant giving rise to the need to calculate such Maximum Voting Right Percentage and the denominator of which is the sum of (x) the aggregate number of issued and outstanding shares of Series A Preferred Stock held by the Holder, (y) the number of shares of the Company issued to the Holder as a result of the conversion of 9 3/8% Convertible Exchangeable Debentures due 2006 of the Company and (z) the number of shares of Common Stock of the Company issued or issuable to the Holder upon exercise of this Warrant minus (B) the percentage of the total voting power of the Company
             -----
represented by the securities of the Company (other than the Transaction Securities) then held by the holder.

          "Person" means an individual or a corporation, company, partnership,
           ------
trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or any agency or political subdivision thereof) or other entity of any kind.

          "Series A Preferred Stock" means the Series A Preferred Stock of the
           ------------------------
Company issued to holders of the Company's 9 3/8% Convertible Exchangeable Debentures due 2006 in connection with the purchase of such debentures.

          "Transaction Securities" means, collectively, the 9 3/8% Convertible
           ----------------------
Exchangeable Debentures due 2006, the Series A Preferred Stock, the shares of Common Stock of the Company issued or issuable upon conversion of the 9 3/8% Convertible Exchangeable Debentures due 2006, this Warrant and the shares of Common Stock of the Company issued or issuable upon exercise of this Warrant.

          "Transactions" means the transactions contemplated by the Transaction
           ------------
Documents (as defined in the Securities Purchase Agreement), both before and after giving effect to permitted exchanges and conversions of the Convertible Exchangeable Debentures due 2006 of the Company, including the Restructuring (as defined in the Securities Purchase Agreement).

          SECTION 12. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing.

          SECTION 13. CHANGE, WAIVER, ETC. The terms of this Warrant may not be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Holder of this Warrant against which enforcement of the change, waiver, discharge or termination is sought.



                           [Signature Page Follows]

          IN WITNESS WHEREOF, the Company has executed this Warrant this 17th day of May, 2001.

                                   MUTUAL RISK MANAGEMENT LTD.

                                   By: ___________________________________
                                       Name:
                                       Title:


                                   By: ___________________________________
                                       Name:
                                       Title:

Attest:

___________________________

                                                                         Annex I
                                                                         -------

                 [To be signed only upon exercise of Warrant]

To Mutual Risk Management Ltd.

          The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _______________ shares of Common Stock of Mutual Risk Management Ltd. and herewith makes payment of $_________ therefor and/or requests that the number of shares of Common Stock for which the within Warrant is exercisable be reduced by __________ shares of Common Stock (in addition to the shares of Common Stock being purchased) and/or delivers _______ shares of Common Stock, the aggregate of such payment being equal to the aggregate purchase price for the shares of Common Stock being purchased, and requests that the certificates for the shares of Common Stock being purchased be issued in the name of, and be delivered to, _____________, whose address is ________________.

Dated:

________________________

                                   _________________________________________
                                   (Signature must conform in
                                   all respects to name of
                                   Holder as specified on the
                                   face of the Warrant)



                                   _________________________________________
                                                   Address

                                                                        Annex II
                                                                        --------

                 [To be signed only upon transfer of Warrant]

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________ the within Warrant and appoints _________________ attorney to transfer said right on the books of Mutual Risk Management Ltd. with full power of substitution in the premises.

Dated:

________________________



                                   _________________________________________
                                   (Signature must conform in
                                   all respects to name of
                                   Holder as specified on the
                                   face of the Warrant)



                                   _________________________________________
                                                    Address


Signature Guarantee:/1/_____________________________


_____________________________
/1/ (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).